Exhibit 99.1

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Access to Money, Inc. Announces Second Quarter 2009 Financial Results

CHERRY HILL, New Jersey, August 14, 2009 (PR Newswire) – Access to Money, Inc. (OTCBB: AEMI) today announced second quarter 2009 financial results.

Richard Stern, President and CEO of Access to Money, Inc., stated, "I continue to be pleased and encouraged by our performance.  This is our 7th consecutive quarter reporting positive Adjusted EBITDA.  Even in the face of difficult economic times, our attention to controlling costs along with our diligent focus on machine uptime and profitability has allowed us to produce the results we report today.  We experienced a 75.0% improvement in Adjusted EBITDA compared to the second quarter of 2008.  This is especially encouraging given the softness in our branch build out business during the early part of 2009, and the unusually large service revenue we reported in 2008 due to the trailing impact of the Triple Des upgrade program.”

The net loss for the second quarter of 2009 was $3.2 million or ($0.15) per basic and diluted share on total net sales of $7.3 million, compared with a net loss of $3.7 million or ($0.18) per basic and diluted share on total revenues of $9.0 million for the second quarter of 2008.  A significant portion of our net loss for the three months ended June 30, 2009 resulted from a non-cash charge of $2.9 million due to a valuation adjustment relating to warrants issued in connection with our financing in 2008.  On a non-Generally Accepted Accounting Principles (GAAP) basis, excluding the $2.9 million non-cash charge due to the valuation adjustment, our net loss for the second quarter of 2009 was $.3 million, or ($0.02) per basic and diluted share.

Pursuant to newly enacted accounting regulations, we are required to account for warrants as a liability and are required to record a mark-to-market valuation adjustment at the end of each financial reporting period.  Because our common stock price increased between the issuance of the warrants and the end of the quarter, the fair value of the warrants also increased, which required us to record a non-cash charge of $2.9 million due to the valuation adjustment within our consolidated statements of operations.

The net loss for the first six months of 2009 was $3.8 million or ($0.18) per basic and diluted share on total net sales of $14.6 million, compared with a net loss of $4.1million or ($0.22) per basic and diluted share on total revenues of $16.4 million for the corresponding period in 2008.  On a non-GAAP basis, excluding the $3.0 million non-cash charge due to the valuation adjustment on our warrants, our net loss for the first six months of 2009 was $.8 million, or ($0.04) per basic and diluted share.

Key Events

●	We finished our deployment for three new full placement customers.

●	We added over 40 machines for an existing full placement customer.

●	We continue to submit proposals for new placements and are actively increasing our sales efforts to increase locations.

●	We commenced deployment of our first Select-A-Branch surcharge free machines.

●	We reported revenue in connection with our Student Loan Origination business in the second quarter and we expect our lending partners to fund the first loans generated by this program this month.

Financial Results for the Three Months Ended June 30, 2009

The results of the second quarter of 2009 continue to reflect improvement in operating income and Adjusted EBITDA, the two measurements we consider as the primary indicators that our efforts to control costs and drive profitability have been successful.

($ millions)	Q2 2009	Q2 2008	$ Change	% Change	Q1 2009	$ Change	% Change
Sales	23.1	23.9	(0.8)	(3.3)%	22.2	0.9	4.0%
Commissions	15.8	14.9	0.9	6.0%	14.9	0.9	6.0%
Net Sales	7.3	9.0	(1.7)	(18.8)%	7.3	-	-
Cost of Sales	3.7	5.2	(1.5)	(28.8)%	3.6	0.1	2.7%
Gross Profit	3.6	3.8	(0.2)	(5.2)%	3.7	(0.1)	(2.7)%
Gross Profit (% net sales)	49.3%	42.2%			50.6%
SG&A	2.7	5.0	(2.3)	(46.0)%	2.8	(0.1)	(3.5)%
Operating income (loss)	0.9	(1.1)	2.0	181.8%	0.8	0.1	12.5%
Net Loss	(3.2)	(3.7)	0.5	13.5%	(0.6)	(1.4)	(233.3)%
Adjusted EBITDA	1.4	0.8	0.6	75.0%	1.3	0.1	7.6%

Sales in the second quarter of 2009 were $.8 million less than the second quarter of 2008.  This reduction was partly the result of our active decommissioning of underperforming units to improve overall profitability.  Withdrawal activity declined slightly on a machine basis which is directly attributable to the decline in the economy.  On a sequential basis, net sales were $7.3 million in the second quarter of 2009 as compared to $7.3 million in the first quarter of 2009.  This stability in net sales reflects the consistency of our transactional sales and accounts for improved sales from the placement of new units.  The average number of transacting ATMs during the quarter was 11,330 compared to an average of 11,823 during the same period in 2008.  We continued to remove lower performing machines during the quarter to improve overall operating results.

Cost of sales in the second quarter of 2009 decreased 28.8% to $3.7 million from $5.2 million in the same period of 2008 and remained substantially flat compared with the first quarter of 2009.

Gross profit as a percentage of net sales improved to 49.3% in the second quarter of 2009 from 42.2% in the same period of 2008 and slightly decreased from 50.6% in the first quarter of 2009.  The largest savings were achieved by reducing maintenance services and cost of cash by $.5 million and $.5 million, respectively.

Selling, general and administrative expense as a percentage of net sales decreased to 36.9% in the second quarter of 2009 compared to 55.5% in the second quarter of 2008 and 38.3% in the first quarter of 2009.  Selling, general and administrative expenses decreased by $2.3 million or 46.0% between second quarter 2008 and 2009.

Operating income in the second quarter of 2009 was $.9 million compared to an operating loss of $1.1 million in the second quarter of 2008, a 181.8% increase, and on par with operating income of $.8 million in the first quarter of 2009.

Adjusted EBITDA increased $.6 million, or 75.0%, to $1.4 million in the second quarter of 2009 from $.8 million in the second quarter of 2008.  This improvement reflects the positive effects of the Company's acquisition of Access to Money and its continued efforts to drive efficiencies and reduce costs.

Financial Results for the Six Months Ended June 30, 2009

The results of the first six months of 2009 continue to reflect improvement in operating income and Adjusted EBITDA, the two measurements we consider as the primary indicators that our efforts to control costs and drive profitability have been successful

($ millions)	Six Months ended June 30, 2009	Six Months ended June 30, 2008	$ Change	% Change
Sales	45.4	41.9	3.5	8.3%
Commissions	30.8	25.5	5.3	20.7%
Net Sales	14.6	16.4	(1.8)	(10.9)%
Cost of Sales	7.3	9.9	(2.6)	(26.2)%
Gross Profit	7.2	6.6	0.6	9.0%
Gross Profit (% net sales)	49.3%	40.2%
SG&A	5.5	7.9	(2.4)	(30.3)%
Operating income (loss)	1.7	(1.3)	3.0	230.7%
Net Loss	(3.8)	(4.1)	0.3	(7.3)%
Adjusted EBITDA	2.7	1.4	1.3	92.8%

Sales in the first six months of 2009 increased $3.5 million over the first six months of 2008.  This increase is primarily due to sales related to the acquisition of LJR Consulting which occurred three and one-half months into the year on April 18, 2008.  The average number of transacting ATMs during the six month period was 11,378 compared to an average of 9,970 during the same period in 2008.  This increase is directly related to the acquisition of machines from LJR Consulting.

Cost of sales in the first six months of 2009 decreased 26.2% to $7.3 million from $9.9 million in the same period of 2008.  The largest savings were achieved by reducing maintenance services and cost of cash by $.9 million and $1.0 million, respectively.

Gross profit as a percentage of net sales improved to 49.3% in the first six months of 2009 from 40.2% in the same period of 2008.

Selling, general and administrative expenses as a percentage of net sales decreased to 37.6% in the first six months of 2009 compared to 48.1% in the first six months of 2008.  Selling, general and administrative expenses decreased by $2.4 million, or 30.3%, between first six months 2008 and 2009.

Operating income in the first six months of 2009 was $1.7 million compared to an operating loss of $1.3 million in the first six months of 2008, a 230.7% increase.

Adjusted EBITDA increased $1.3 million, or 92.8%, from $1.4 million in the first six months of 2008 to $2.7 million in the first six months of 2009.  This improvement reflects the positive effects of the Company's acquisition of Access to Money and its continued efforts to drive efficiencies and reduce costs.

Richard Stern concluded, "We continue to show positive results and believe that we have the premiere team in place to extract maximum returns from this business.  I want to thank our employees for their dedication and focus during this period and I am confident that as we move through 2009, the expected benefits of seasonality along with our operational focus and the new programs that we are kicking off will result in strong financial performance in future periods."

Use of Non-GAAP Measures

This earnings release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures.  To supplement our consolidated financial statements presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net loss, non-GAAP loss per basic and diluted share, and Adjusted EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies.  Our non-GAAP measures of net loss and loss per basic and diluted share used in this release exclude valuation adjustments associated with our outstanding warrants.  Our non-GAAP measure of Adjusted EBITDA removes the impact of our capital structure (interest expense), fair value adjustment of warrants, asset base

(amortization and depreciation), stock-based compensation expenses, taxes, and certain non-recurring expenses from our results of operations.

Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and our competitors' operating results.  We believe that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Below are reconciliations of the non-GAAP net loss, loss per basic and diluted share amounts and adjusted EBITDA presented in this press release to the GAAP net loss and loss per basic and diluted share amounts (amounts in millions except per share data):

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

GAAP net loss	$(3.2)	$(3.7)	$(3.8)	$(4.1)
Impact of change in warrant valuation	(2.9)	-	(3.0)	-
Non-GAAP net loss	$(0.3)	$(3.7)	$(0.8)	$(4.1)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

GAAP loss per basic and diluted share	$(0.15)	$(0.18)	$(0.18)	$(0.22)
Impact of change in warrant valuation	(0.13)	-	(0.14)	-
Non-GAAP loss per basic and diluted share	$(0.02)	$(0.18)	$(0.04)	$(0.22)

Adjusted EBITDA Reconciliation
($ millions)	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net Loss	$(3.2)	$(3.7)	$(3.8)	$(4.1)
Add:
Interest expense	1.3	1.1	2.6	1.4
Depreciation and amortization	0.4	0.5	0.8	1.0
Loss on early extinguishment of debt	-	1.5	-	1.5
Non-cash stock compensation expense	-	1.4	-	1.6
Loss on asset disposal	-	-	0.1	-
Change in warrant value	2.9	-	3.0	-
Adjusted EBITDA	$1.4	$0.8	$2.7	$1.4

About Access to Money, Inc.

Access to Money, Inc. is a consumer services company that provides convenience ATM services in high-traffic consumer environments.  Access' ATM customer base is widespread, with retailers throughout the United States.  Access operates one of the largest non-bank ATM networks in the United States.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected sales, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation there on or similar terminology or expressions.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, regulatory changes, increases in interest rates, the inability to obtain cash for our ATMs, market acceptance of our student loan processing services, demand for student loans, availability of credit, changes in regulations regarding student loans and financial institutions, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  We assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

- Attachments 1, 2 -

 Attachment 1
Access to Money, Inc.
Consolidated Results of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Sales	$23,130	$23,872	$45,375	$41,937
Commissions	15,837	14,896	30,818	25,523
Net sales	7,293	8,976	14,557	16,414

Cost of sales:
Cost of vault cash	507	916	982	1,899
Other	3,207	4,244	6,339	7,960

Gross profit	3,579	3,816	7,236	6,555

Selling, general and administrative expense (including non-cash stock compensation of $66 and $1,619 for the six-month periods ended June 30, 2009 and 2008, respectively)	2,707	4,960	5,517	7,873

Operating income (loss)	872	(1,144)	1,719	(1,318)

Interest expense and amortization of debt issuance costs	1,294	1,101	2,583	1,415
Loss on early extinguishment of debt	-	1,456	-	1,456
Other expense (income), net	(86)	(9)	(94)	(58)
Loss on asset disposal	23	15	64	11
Change in fair value of warrants	2,873	-	2,995	-

Net loss	$(3,232)	$(3,707)	$(3,829)	$(4,142)

Weighted average common shares outstanding	21,726	20,090	21,607	18,652

Basic and diluted loss per share	$(0.15)	$(0.18)	$(0.18)	$(0.22)

Attachment 2
Access to Money, Inc.
Consolidated Balance Sheet
(in thousands)
(unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash	$5,988	$4,535
Restricted cash	812	2,012
Accounts receivable, net	2,676	2,998
Leases receivable, net	-	176
Inventories	736	505
Prepaid expenses and other	204	308
Deferred financing costs	259	259
Total current assets	10,675	10,793

Property and equipment, net	3,296	2,815
Non-current leases receivable, net	-	786
Intangible assets, net	1,921	2,120
Goodwill	10,654	10,657
Deferred financing costs, long term	208	337
Other assets	482	593
Total assets	$27,236	$28,101

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$6,473	$6,851
Accrued and other expenses	5,122	5,369
Term loans	2,044	2,067
Total current liabilities	13,639	14,287

Long term liabilities:
Term loans and other debt	17,583	17,032
Warrants	4,488	-

Shareholders' deficit:
Common stock	135,823	145,938
Additional paid-in capital	63	63
Accumulated deficit	(144,360)	(149,219)
Total shareholders' deficit	(8,474)	(3,218)

Total liabilities and shareholders' deficit	$27,236	$28,101